EXHIBIT 10.4
                                                                     TRANSLATION

                                 LEASE AGREEMENT

Lessor:    Beijing Sande Technology (Holding) Co., Ltd.
           (Herein referred to as: Party A)
Lessee:    Beijing Tong Yuan Heng Feng Technology Co., Ltd.
           (Herein referred to as: Party B)

THIS CONTRACT is entered into between Party A and Party B upon mutual agreement to identify the duties and responsibilities of both parties and in accordance with the Law of People's Republic of China on Economic Contracts and related regulations.

Article I:      LOCATION, AREA and UNIT PRICE

1. Party A hereby leases to Party B the first floor and one row of workshop of the office building it owns, located at Shijingshan Badachu Hi-Tech Park in Beijing to Party B;
2. Party B hereby leases the first floor and one row of workshop, a total area of 1,301 square meters from Party A, based on a price of RMB 0.8 yuan per square meter per day.

Article II:          LEASE TERM

1.   The lease term shall be for one year, from July 16, 2004 to July 15, 2005
2. Should Party B desires to extend the term of lease at expiry of the lease term, Party A will give Party B priority in consideration according to the situation.

Article III:    RENT AND TERMS OF PAYMENT

1. Rent: Party B shall remit to Party A total rent of RMB thirty-seven thousand forty six hundred and eighty-eight yuan.
2. Other Fees: Party B shall be responsible for the property management fee of RMB 1 yuan per square meter per month, heat supply fee of RMB 30 yuan per square meter for every heating season, which shall be collected by Party A.
3. Payment terms and amount: One payment for every half year, first payment shall be made within ten days upon execution of this agreement.

Article IV: If Party B conducts any of the following events, Party A will terminate this agreement before expiry of the term, and recalls the premise.

1. Without the consent of Party A, Party B subleases, transfers or lends out the premise;
2. Party B conducts unlawful activities, or activities that harms the public while using the premise 3. Any other activity that breaches the term of this contract.

Article V: At the end of term, Party B shall return the premise in the same condition as it is in the beginning of the lease.


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Article VI:     LIABILITIES OF BREACH OF THE CONTRACT

1. Upon effectiveness, if Party B breaches the contract, Party A will not return the rent remitted by Party B.
2. Upon effectiveness, if Party A breaches the contract, Party A will not collect the portion of rent due for the period from Party B.

Article VII: Issues not covered in this Contract may be agreed by the Parties in supplementary provisions and addendums. The supplementary provisions and the addendums constitute same legal effect as this contract.

Article VIII: There shall be four originals of this agreement; each Party shall keep two originals.

Article IX: This agreement shall be effective upon the date of signature set forth below.


Party A: Beijing Sande Technology       Party B: Beijing Tong Yuan Heng Feng
(Holding) Co., Ltd.                              Technology Co., Ltd.

Legal Representative                    Legal Representative
(or Power attorney)                     (or Power attorney)
Signed:   /s/ Gao Chen                  Signed: /s/ Gao Chen

July 15, 2004                           July 15, 2004